UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Bullitt Lane, Suite 450 Louisville, Kentucky	40222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The regular Annual Meeting of Stockholders of Sypris Solutions, Inc. was held in Louisville, Kentucky on May 7, 2013, for the purpose of voting on the proposals described below. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors. The total number of shares of common stock outstanding as of March 11, 2013, the record date of the Annual Meeting of Stockholders, was 20,008,172.

Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
R. Scott Gill	16,339,493	563,894	—
Robert F. Lentz	16,354,806	548,581	—
Robert Sroka	16,499,572	403,815	—

Advisory Vote on Named Executive Officer Compensation. The stockholders of the Company approved an advisory resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2013 (the “Proxy Statement”). The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,445,857	442,841	14,689	—

Advisory Vote on the Frequency of Votes on Named Executive Officer Compensation. The Company’s stockholders held an advisory vote regarding the frequency of future advisory votes on executive compensation and voted to conduct such future advisory votes every year. The following is a breakdown of the voting results:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
13,624,243	6,697	3,270,055	2,392	—

In light of these results, and consistent with the recommendation of the Company’s Board of Directors to stockholders in the Proxy Statement, the Company’s policy will be to hold an advisory vote on executive compensation every year until the next required vote by stockholders on the frequency of future advisory votes on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2013	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel and Secretary